HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Release:	October 25, 2004

Contact:	William F. Miller III, Chairman and CEO (212) 857-5423 (212) 857-5973 (fax) E-Mail: ir@hmsy.com http://www.hmsholdings.com

HMS Holdings Corp. Announces Third Quarter Results

     New York, NY, October 25, 2004 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the three months ended September 30, 2004, reporting revenue of $21.3 million compared with $18.7 million during the same period in the prior year. HMSY reported net income from continuing operations of $1.5 million or $0.08 per basic and $0.07 per diluted common share for the quarter, compared with income from continuing operations of $1.1 million or $0.06 per basic and $0.05 per diluted common share during the same period in the prior year.

     For the nine months ended September 30, 2004, HMSY generated revenue of $61.9 million compared with $53.5 million during the same period in the prior year and reported net income from continuing operations of $2.3 million or $0.12 per basic and $0.11 per diluted common share compared with a net loss from continuing operations of $243,000 or $0.01 per basic and diluted common share during the same period in the prior year. As of September 30, 2004, HMSY had cash and cash equivalents of $25.9 million and no debt.

     Revenue from Health Management Systems, Inc. (HMS), which provides coordination of benefits and cost containment services to state Medicaid agencies, was $10.9 million and $31.3 million for the three and nine month periods ended September 30, 2004, respectively, compared with $8.8 million and $26.8 million, respectively, for the same periods in the prior year. This 17% year-to-date growth reflects increased revenue from existing customers, as well as an increase in the number of customers. For the full fiscal year, HMS revenue is expected to grow approximately 15% over the prior year, as last year’s fourth quarter revenues were disproportionately strong.

     Revenue from Accordis Inc. (Accordis), which provides revenue cycle management services to hospitals and emergency medical transport agencies, was $10.4 million and $30.6 million for the three and nine month periods ended September 30, 2004, respectively, compared with $9.9 million and $26.7 million, respectively, for the same periods in the prior year. This 15% year-to-date growth reflects increased revenue from existing customers, as well as an increase in the number of customers. For the full fiscal year, Accordis revenue is expected to grow between 10% and 12% over the prior year, as last year’s fourth quarter Accordis revenues were also disproportionately strong.

     William F. Miller III, HMSY’s Chairman and Chief Executive Officer, said, “Our third quarter and year to date results show earnings growth over the comparable periods in the prior year, as well as on a sequential quarter basis in the current year. Both our HMS and Accordis businesses have posted significant revenue increases over the prior year and we anticipate that revenue growth for FY04 will be at the high end of our guidance for both businesses. We continue to believe that on a full year basis our revenue growth should translate into incremental operating income consistent with our leverage model of approximately 20% for Accordis and approximately 40% for HMS. As always, the project nature of some of our

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

business can result in an uneven revenue stream and thus our expectations for 2004 are based on an annual comparison to 2003 and are not necessarily applicable on a sequential or year-over-year quarterly basis.”

     HMSY will be hosting a conference call with the investment community on Tuesday, October 26, 2004 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639. The conference call will be available for replay at (212) 857-5423 until November 15, 2004. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

     The HMS Holdings Corp. quarterly report on Form 10-Q for the three and nine month periods ended September 30, 2004 will be filed and available on our website www.hmsholdings.com on or about November 9, 2004, and will contain additional information about our results of operations for the fiscal year to date. Shareholders and interested investors are also welcome to contact the Company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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     HMS Holdings Corp. provides revenue recovery, cost containment and business office outsourcing services to healthcare providers and payors. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2003. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2004	2003	2004	2003
Revenue	$21,292	$18,708	$61,945	$53,482
Cost of services:
Compensation	10,886	9,608	32,531	29,097
Data processing	1,231	1,180	3,617	3,557
Occupancy	1,409	1,375	4,109	4,227
Direct project costs	4,208	3,267	11,630	9,561
Other operating costs	2,127	1,972	6,145	5,485
US attorney investigation costs	46	298	1,777	2,000

Total cost of services	19,907	17,700	59,809	53,927

Operating income (loss)	1,385	1,008	2,136	(445)
Net interest and other income	118	46	236	202

Income (loss) from continuing operations before income taxes	1,503	1,054	2,372	(243)
Income tax expense	35	—	35	—

Income (loss) from continuing operations	1,468	1,054	2,337	(243)
Income from discontinued operations, net	—	212	—	212

Net income (loss)	$1,468	$1,266	$2,337	$(31)
Basic earnings per share data:
Income (loss) per share from continuing operations	$0.08	$0.06	$0.12	$(0.01)
Income per share from discontinued operations, net	—	0.01	—	0.01

Net income per share	$0.08	$0.07	$0.12	$—

Diluted earnings per share data:
Income (loss) per share from continuing operations	$0.07	$0.05	$0.11	$(0.01)
Income per share from discontinued operations, net	—	0.01	—	0.01

Net income per share	$0.07	$0.06	$0.11	$—

Weighted average common shares outstanding:
Basic	19,213	18,369	19,003	18,311

Diluted	22,265	20,286	22,179	18,311

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Balance Sheets
($ In Thousands, Except Share and Per Share Amounts)
(unaudited)

	September 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$25,757	$26,615
Short-term investments	100	100
Accounts receivable, net	22,201	17,331
Prepaid expenses and other current assets	1,231	1,072

Total current assets	49,289	45,118
Property and equipment, net	3,616	3,123
Goodwill	5,679	5,679
Deferred income taxes, net	8,920	8,920
Other assets	110	283

Total assets	$67,614	$63,123

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$11,466	$11,290

Total current liabilities	11,466	11,290
Other liabilities	1,426	1,226

Total liabilities	12,892	12,516

Commitments and contingencies
Shareholders’ equity
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock — $.01 par value;
45,000,000 shares authorized;
20,876,595 shares issued and 19,231,679 shares outstanding at September 30, 2004
20,042,421 shares issued and 18,397,505 shares outstanding at December 31, 2003	208	200
Capital in excess of par value	76,937	75,167
Accumulated deficit	(13,135)	(15,472)
Treasury stock, at cost; 1,644,916 shares at September 30, 2004 and December 31, 2003	(9,288)	(9,288)

Total shareholders’ equity	54,722	50,607

Total liabilities and shareholders’ equity	$67,614	$63,123

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Cash Flows
($ in Thousands)
(unaudited)

	Nine months ended September 30,
	2004	2003
Operating activities:
Net income (loss)	$2,337	$(31)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income from discontinued operations	—	(212)
Loss on disposal of fixed assets	17	25
Depreciation and amortization	1,684	1,991
Provision for doubtful accounts	225	225
Stock compensation credit	—	(1)
Changes in assets and liabilities:
Increase in accounts receivable	(5,095)	(917)
Increase in prepaid expenses and other current assets	(159)	(207)
Decrease in other assets	173	154
Increase (decrease) in accounts payable, accrued expenses and other liabilities	376	(1,652)

Net cash used in operating activities	(442)	(625)
Investing activities:
Purchases of property and equipment	(1,899)	(595)
Net proceeds from sales of short-term investments	—	1,000
Investment in software	(295)	—

Net cash provided by (used in) investing activities	(2,194)	405

Financing activities:
Proceeds from exercise of stock options	1,778	150
Repayment of note receivable from officer for purchase of common stock	—	361
Purchases of treasury stock	—	(105)
Proceeds from issuance of common stock	—	48

Net cash provided by financing activities	1,778	454

Net increase (decrease) in cash and cash equivalents	(858)	234
Cash and cash equivalents at beginning of period	26,615	24,174
Cash provided by discontinued operations	—	192

Cash and cash equivalents at end of period	$25,757	$24,600

Supplemental disclosure of non-cash investing and financing activities:
Change in unearned compensation	$—	$31

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$86	$18